                                                                     EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                            GEOASIA ENTERPRISES, LTD.

         Article I. The name of the Corporation is Geoasia Enterprises, Ltd.

         Article II. Its principal and registered office in the State of Nevada is 774-180 Mays Boulevard, Incline Village, NV 89451. The initial registered agent for services of process at that address is N&R Ltd. Group, Inc., a Nevada Corporation.

         Article III. The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States or America. The period of existence of the corporation shall be perpetual.

         Article IV. The corporation shall have authority to issue an aggregate of Ten Million (10,000,000) shares of common voting equity stock of par value of one mil ($0.001) per share, and no other class or classes of stock, for a total capitalization of $10,000. The corporation's capital stock may be sold from time to time for such consideration as may be fixed by the Board of Directors, provided that no consideration so fixed shall be less than par value.

         Article V. No shareholder shall be entitled to any preemptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issue, nor shall any shareholder possess cumulative voting rights at any shareholders meeting, for the purpose of electing Directors, or otherwise.

         Article VI. The affairs of the corporation shall be governed by a Board of Directors of not less than one nor more than ten persons. The Incorporator KIRT W. JAMES, 219 Broadway, Suite 261, Laguna Beach, CA, shall serve as Sole Initial Director of the corporation, to serve until the next regular meeting of shareholders or until successors are elected or appointed.

         Article VII. The Capital Stock, after the amount of the subscription price or par value, shall not be subject to assessment to pay the debts of the corporation, and no stock issued, as paid up, shall ever be assessable or assessed.

         Article VIII. The initial By-laws of the corporation shall be adopted by its Board of Directors. The power to alter, amend or repeal the By-laws, or adopt new By-laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-laws.

         Article IX. The name and address of the Incorporator of the corporation is KIRT W. JAMES, 219 Broadway, Suite 261, Laguna Beach, CA 92651.

         I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have set my hand hereunto this Day.


Dated:  7-8-96

                                       /s/
                                  Kirt W. James
                                  INCORPORATOR

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                            GEOASIA ENTERPRISES, LTD.

                (after payment of capital and issuance of stock)


         The Incorporator(s) or Director(s) of the Corporation KIRT W. JAMES certify that:

         1. They constitute at least two-thirds of the original incorporators or of the directors of Geoasia Enterprises, Ltd.

         2. The Original Articles were filed in the Office of the Secretary of State on July 17, 1996.

         3. As of the date of this Certificate, no stock of the corporation has been issued.

         4. They hereby adopt the following amendment(s) to the Articles of this
Corporation:

         Article IV is amended to read as follows:

                  Article IV. The corporation shall have authority to issue an aggregate of One Hundred Million (100,000,000) shares of common voting equity stock of par value one mil ($0.001) per share; and no other class or classes of stock, for a total capitalization of One Hundred Thousand ($100,000). The corporation's capital stock may be sold from time to time for such consideration as may be fixed by the Board of Directors, provided that no consideration so fixed shall be less than par value.



   /s/
KIRT W. JAMES
Incorporator or Director

                           Certificate of Amendment of
                            Articles of Incorporation
                                       of
                            Geoasia Enterprises, Ltd.

         Pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78, the undersigned officers do hereby certify:

FIRST: The name of the Corporation is Geoasia Enterprises, Ltd.

SECOND: The Board of Directors of the Corporation duly adopted the following resolutions by written consent as of July 17, 1997:

         RESOLVED, that Article II of the Articles of Incorporation is amended to read as follows:

                                   ARTICLE II

         The Corporation's principal and registered office in the State of Nevada is 502 East John Street, Carson City, Nevada 89706. Its resident agent for services of process at that address is CSC Services of Nevada, Inc., a Nevada corporation.

         FURTHER RESOLVED, that Article IV of the Articles of Incorporation is amended to read as follows:

                                   ARTICLE IV

                                 Stock Issuance

         The Corporation shall have the authority to issue the aggregate number of shares as follows:

         (a) One Hundred Million (100,000,000) shares of Common Stock, par value US$.001 per share.

         (b) Two Million Five Hundred Thousand (2,500,000) shares of Preferred Stock, no par value (the "Preferred Stock").

         With respect to the Preferred Stock, the Board of Directors is authorized, subject to limitation prescribed by law and the provisions of this
Article IV, to divide the preferred stock into as many series as it shall from time to time determine. The Board of Directors shall determine the number of shares comprising each series of preferred stock, which number may, unless otherwise provided by the Board of Directors in creating such series be increased from time to time by action of the Board of Directors. The Board of Directors shall further determine all rights, preferences, designations, qualifications, limitations and powers of each series of such preferred stock, including dividend rates, prices, terms, redemption rights, if any, liquidation preferences, conversion rights, if any, and voting rights all of which are to be fixed and determined by the Board of Directors in its discretion.

         FURTHER RESOLVED, that Article VI of the Articles of Incorporation is amended to read as follows:

                                   ARTICLE VI

         The affairs of the Corporation shall be governed by a Board of Directors consisting of the number of members as determined by the Board of Directors in its discretion from time to time, except that the minimum number of directors shall never be less than one. The directors will serve until the next regular meeting of shareholders or until successors are elected or appointed.

         FURTHER RESOLVED, that the Articles of Incorporation are amended by the addition of a new Article X to read as follows:

                                    ARTICLE X

                       Liability of Directors and Officers

         No director or officer shall have personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but nothing herein shall eliminate or limit the liability of a director or officer for:

         (a) Acts or omissions not in good faith;

         (b) Acts or omissions which involve intentional misconduct, fraud or violation of law;

         (c) Acts or omissions in breach of the director's or officer's duty of loyalty to the Corporation or its stockholders;

         (d) Acts or omissions from which the director of officer derived an improper personal benefit; or

         (e) Payments of dividends in violation of the law.

         If the Nevada General Corporation Law is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada General Corporation Law, or amendments thereto. No repeal or modification of this paragraph shall adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

         FURTHER RESOLVED, that the Articles of Incorporation are amended by the addition of a new Article XI to read as follows:

                                   ARTICLE XI

                                 Indemnification

         The Corporation shall indemnify, to the full extent and in the manner permitted under the laws of Nevada and any other applicable laws, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director of this Corporation or served any other enterprise as a director, officer, employee or agent at the request of this Corporation, such right of indemnification shall also be applicable to the executors, administrators, and other similar legal representative of any such director. The provisions of this Sections hall be deemed to be a contract between the Corporation and each director who serves in such capacity at any time while this
Section is in effect relating to any actions taken by any director since February 13, 1997, and any repeal or modification of this Section shall not affect any rights or obligations then existing with respect to any state of facts then existing or any action, suit or proceeding brought based in whole or in part upon any such state of facts. The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or his or her legal representative may be entitled apart from the provisions of this Section.

         FURTHER RESOLVED, that the Articles of Incorporation are amended by the addition of a new Article XII to read as follows:

                                   ARTICLE XII

             Action by Unanimous Written Consent of the Stockholders

         Any action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of the stockholders may be effected without a meeting only by the unanimous written consent of all stockholders entitled to vote on the particular action.

THIRD: The total number of outstanding shares having voting power of the Company is ten million thirty two thousand five hundred (10,032,500), and the total number of votes entitled to be cast by the holders of all said outstanding shares is ten million thirty two thousand five hundred (10,032,500).

FOURTH: At a meeting of stockholders held August 27, 1997, notice of which was duly given, the amendments herein certified were adopted by the holders of 6,100,400 shares, which represented 6,100,400 votes, and which constitute at least a majority of all of the voting power of the holders of shares having voting power.

              [SIGNATURE ON FOLLOWING PAGE - MAY BE IN COUNTERPART]

Signed on September 5, 1997.


Geoasia Enterprises, Ltd.


By:             /s/
         --------------------
         A. Frans Heideman
         President


By:             /s/
         --------------------
         G.W. Norman Wareham
         Secretary


STATE OF          )
                  ) SS:
COUNTY OF         )

         On September 5, 1997, personally appeared before me, a Notary Public, for the jurisdiction aforesaid, A. Frans Heiderman, as President of Geoasia Enterprises, Ltd., who acknowledged that he executed the above instrument.


                                                           /s/
                                           -------------------------------------
                                                       Notary Public

[Notorial Seal]                            My Commission Expires April 30, 1999.



PROVINCE OF       )
                  ) SS:
BRITISH COLUMBIA  )

         On September 5, 1997, personally appeared before me, a Notary Public, for the jurisdiction aforesaid, G.W. Norman Wareham, as Secretary of Geoasia Enterprises, Ltd., who acknowledged that he executed the above instrument.


                                                           /s/
                                           -------------------------------------
                                                       Notary Public

[Notorial Seal]                            My Commission Does Not Expires.

                            GEOASIA ENTERPRISES, LTD.
            CERTIFICATE OF DESIGNATON, PREFERENCES AND RIGHTS OF THE
                            SERIES A PREFERRED STOCK


         Geoasia Enterprises, Ltd., a Nevada corporation (the "Corporation"), submits the following Certificate of Designation in accordance with Section
78.1955 of the Nevada Revised Statutes.

         The undersigned certifies that pursuant to the authority conferred upon the Board of Directors by the Corporation's Articles of Incorporation, the Board of Directors has duly adopted resolutions providing for the establishment of a series of preferred stock consisting of 1,500,000 shares, without par value, and designated as the "Series A Preferred Stock" (the "Series A Preferred Stock"), which resolutions are set forth below in their entirety:

         NOW, THEREFORE, IT IS RESOLVED, that the Corporation's Board of Directors approves the designation of a series of preferred shares of the Corporation consisting of 1,500,000 shares, without par value, to be designated as the "Series A Preferred Stock." The rights, powers, privileges, preferences, designations, qualifications, limitations, restrictions and conditions attaching to the Series A Preferred Stock will be as set forth in the attached Schedule A which is incorporated herein and made a part hereof by this reference.

         FURTHER, RESOLVED, that the President and the Secretary of the Corporation, are each authorized and directed, in the name and on behalf of the Corporation, to execute, acknowledge, file and record with the appropriate officials at the office of the Secretary of State of the State of Nevada, a certificate of designation setting forth a copy of these resolutions and such additional information as required by Section 78.1955 of the Nevada Revised Statutes.

         FURTHER, RESOLVED, that the proper officers of the Corporation are authorized and directed to take all such other actions and to execute, deliver and file all such further documents, certificates, notices or instruments as may be required or as such officers may deem necessary or appropriate in furtherance of or in connection with the foregoing resolutions and to effectuate fully the purposes and intents thereof.




            [Signatures on following page - may be in counterparts.]

Signed on September 5, 1997.

Geoasia Enterprises, Ltd.

By:              /s/
         ------------------------------------
         A. Frans Heideman
         President


By:              /s/
         ------------------------------------
         G.W. Norman Wareham
         Secretary

STATE OF          )
                  )  SS.:
COUNTY OF         )

On September 5, 1997, personally appeared before me, a Notary Public, for the jurisdiction aforesaid, A. Frans Heideman, as President of Geoasia Enterprises, Ltd., who acknowledged that he executed the above instrument.


                                                           /s/
                                           -------------------------------------
                                                        Notary Public

                                           My Commission Expires April 30, 1999.
[Notarial Seal]

PROVINCE OF       )
                  )  SS.:
BRITISH COLUMBIA  )

On September 5, 1997, personally appeared before me, a Notary Public, for the jurisdiction aforesaid, G.W. Norman Wareham, as Secretary of Geoasia Enterprises, Ltd., who acknowledged that he executed the above instrument.


                                                           /s/
                                           -------------------------------------
                                                        Notary Public

                                           My Commission Does Not Expire.
[Notarial Seal]

                                   SCHEDULE A

                            GEOASIA ENTERPRISES, LTD.
         RIGHTS, POWERS, PRIVILEGES, RESTRICTIONS AND CONDITIONS OF THE
                            SERIES A PREFERRED STOCK

         The rights, powers, privileges, preferences, designations, qualifications, limitations, restrictions and conditions attaching to the Series A Preferred Stock (the "Series A Preferred Stock") of Geoasia Enterprises, Ltd., a Nevada corporation (the "Corporation"), are as follows:

         A. Issuance. The Series A Preferred Stock will be issued to subscribers of the Series A Preferred Stock upon receipt of a fully executed and delivered subscription agreement ("Subscription Agreement") and receipt of the monies under the terms of the Subscription Agreement. One share of Series A Preferred Stock will be issued for each U.S.$5.50 received from the subscriber.

         B. Dividends. The holders of the Series A Preferred Stock will be entitled to receive out of the surplus or net profits of the Corporation, dividends at a rate equal to 8% per annum, and no more, before any dividends are paid or set apart for payment upon any other series of preferred stock or on the common stock of the Corporation. Dividends will begin to accrue on January 1, 1998. Commencing for the fiscal year beginning on January 1, 1998, the dividend on the Series A Preferred Stock will be paid for each fiscal year within five months of the end of each fiscal year, subject to the availability of surplus or net profits therefor. Any dividends paid on the Series A Preferred Stock in an amount less than the total amount of dividends at the time accrued and payable on the shares will be allocated pro rata in accordance with the number of shares then outstanding.

         The dividends on the Series A Preferred Stock will be cumulative, so that if for any period the dividend is not paid, the right to such dividend will accumulate, and all arrears so accumulated will be paid before any dividends are paid to any other series of preferred stock or the common stock of the Corporation.

         C. Voting Rights. The holders of the Series A Preferred Stock are not entitled to receive notice of or to vote on any matter that is the subject of a vote of the stockholders of the Corporation, except as otherwise required by the laws of the State of Nevada.

         D. Redemption and Exchange. The shares of Series A Preferred Stock may be redeemed by the Corporation at any time upon ten (10) days prior written notice (the "Redemption Notice") to the holder thereof of the Corporation's intention to redeem the Series A Preferred Stock at a redemption price of 100% of the purchase price paid to the Corporation for such shares plus any unpaid accrued dividends thereon through the date of redemption so long as prior to the date of redemption the following has occurred:

                  1. The Corporation must have offered to exchange on the terms set forth below (the "Exchange Offer") each share of Series A Preferred Stock for (a) one and one-twentieth (1.05) share of the Corporation's voting common stock par value U.S. $0.001 per share (the "Common Stock"), plus (b) one warrant ("Warrant") to purchase the number of shares of Common Stock equal in the aggregate to one-half the number of shares of Common Stock received in the Exchange Offer, which Warrant will be exercisable at any time through the first anniversary of the date of issuance of the Warrant at a purchase price equal to U.S.$7.50 per share. The Exchange Offer will remain open for at least twenty (20) days; and

                  2. A registration statement under the Securities Act of 1933, as amended, must be in effect registering the issuance of the Common Stock and Warrants pursuant to the Exchange Offer.

Any fractional shares of the Common Stock which would be issued under Section
D.1. above will be rounded down to the next full share and, if rounding is required, a portion of the purchase price based upon U.S.$5.50 for a full share will be refunded. Any fractional shares purchasable under a Warrant will be rounded down to the next full number so that the Warrant will cover only full shares.

         E. Liquidation, Dissolution or Winding Up. Upon the liquidation, dissolution or winding up, whether voluntary or involuntary, of the Corporation, the holders of the Series A Preferred Stock will be entitled to be paid the sum of U.S.$5.50 per share plus an amount equal to any unpaid accrued dividends before any amount is paid to the holder of any other series of preferred stock or the common stock of the Corporation. After payment of these amounts to the holders of the Series A Preferred Stock, the remaining assets of the Corporation will be distributed to the holders of the common stock, subject to any other preferences granted to the holders of any other series of preferred stock as created by the Board of Directors of the Corporation prior to such time.

         F. Preemptive Rights. The holders of the Series A Preferred Stock will not have any preemptive right to subscribe for or purchase any shares of stock or any other securities that may be issued by the Corporation by virtue of their holding the Series A Preferred Stock.

         G. Transferability. The Series A Preferred Stock may not be transferred by the holder and any attempted transfers will not be recognized by the Corporation or its stock transfer agent.

         H. Variation of Rights. Any amendment to the Articles of Incorporation of the Corporation (including any certificates of designation pursuant to a resolution of the Board of Directors) to delete or vary the rights, powers, privileges, preferences, designations, qualifications, limitations, restrictions or conditions attaching to the Series A Preferred Stock must be approved by the affirmative vote of the holders of a majority of the shares of Series A Preferred Stock then outstanding, given in person or by proxy whether in writing or at a meeting at which the holders of the shares of Series A Preferred Stock will be entitled to vote separately as a class.

         I. Exclusion of Other Rights. Except as may otherwise be required by law and for the equitable rights and remedies that may otherwise be available to the holders of the Series A

Preferred Stock, the Series A Preferred Stock will not have any rights, powers, privileges, preferences, designations, qualifications, limitations, restrictions or conditions other than as specifically set forth above in this Certificate of Designation, as the same may be amended and/or restated from time to time.

                               ARTICLES OF MERGER

         These Articles of Merger made on September 5, 1997, between Geoasia Enterprises, Ltd., a Nevada corporation, and Orion Technologies, Inc., a Nevada corporation.

         1. The constituent business corporations participating in the merger (the "Merger") are:

         (i) Geoasia Enterprises, Ltd. ("Geoasia"), which is organized under the laws of the State of Nevada; and

         (ii) Orion Technologies, Inc. ("Orion"), which is organized under the laws of the State of Nevada.

         2. The Surviving Corporation in the Merger is Geoasia, which will continue its existence as said Surviving Corporation under the name "Orion Technologies, Inc." and as a Nevada corporation upon the effective date of the Merger pursuant to the provisions of Chapter 92A of the Nevada Revised Statutes.

         3. An Amended and Restated Agreement and Plan of Merger (the "Plan") has been adopted by the board of directors of Orion and was submitted to the shareholders of Orion pursuant to Chapter 92A of the Nevada Revised Statutes.

         4. The designation, number of votes entitled to be cast, and the total percentage of shareholder votes cast for and against the Plan by each class of shareholders of Orion entitled to vote separately on the plan is as follows:


             # of Notes           # of Votes          #of Votes Cast
Designation  Entitled to be Cast  Cast for the Plan   Against the Plan    % For      % Against
-----------  -------------------  -----------------   ----------------    -----      ---------
Common       12,085,229           11,920,229          165,000             98.6%      1.4%

and the approval by such 98.6% of the shareholders of Orion common stock is sufficient for approval of the Plan by such class of shareholders.

         5. The Plan has been adopted by the board of directors of Geoasia and was submitted to the shareholders of Geoasia pursuant to Chapter 92A of the Nevada Revised Statutes.

         6. The designation, number of votes entitled to be cast, and the total percentage of shareholder votes cast for and against the Plan by each class of shareholders of Geoasia entitled to vote separately on the plan is as follows:

             # of Notes           # of Votes          #of Votes Cast
Designation  Entitled to be Cast  Cast for the Plan   Against the Plan    % For      % Against
-----------  -------------------  -----------------   ----------------    -----      ---------
Common       10,032,500           6,100,400           3,932,100           61%        39%

and the approval by such 61% of the shareholders of Geoasia common stock is sufficient for approval of the Plan by such class of shareholders.

         7. The Articles of Incorporation of Geoasia, filed on July 17, 1996, as amended, were amended as provided by the Plan as follows:

         Article I is amended to read:

         Article I.  The name of the Corporation is "Orion Technologies, Inc."

         8. The complete executed Plan between the constituent corporations is on file at the principal place of business of the Surviving Corporation, the address of which is as follows:

                  Orion Technologies, Inc.
                  1800 Diagonal Road
                  Suite 500
                  Alexandria, Virginia  22314

         9. A copy of the Plan will be furnished by the Surviving Corporation, on request, and without cost, to any stockholder of each of the constituent corporations.

         10. The Merger between the constituent corporations provides that the Merger shall be effective upon the date of filing of these Articles of Merger with the Secretary of State of the State of Nevada.



                 [SIGNATURES IN COUNTERPARTS ON FOLLOWING PAGES]

Signed on September 5, 1997.

Geoasia Enterprises, Ltd.

By:             /s/
         ---------------------------
         A. Frans Heideman
         President


By:             /s/
         ---------------------------
         G.W. Norman Wareham
         Secretary

STATE OF          )
                  )  SS.:
COUNTY OF         )

On September 5, 1997, personally appeared before me, a Notary Public, for the jurisdiction aforesaid, A. Frans Heideman, as President of Geoasia Enterprises, Ltd., who acknowledged that he executed the above instrument.


                                                            /s/
                                           -------------------------------------
                                                        Notary Public

                                           My Commission Expires April 30, 1999.
[Notarial Seal]

PROVINCE OF       )
                  )  SS.:
BRITISH COLUMBIA  )

On September 5, 1997, personally appeared before me, a Notary Public, for the jurisdiction aforesaid, G.W. Norman Wareham, as Secretary of Geoasia Enterprises, Ltd., who acknowledged that he executed the above instrument.


                                                            /s/
                                           -------------------------------------
                                                        Notary Public

                                           My Commission Does Not Expire.
[Notarial Seal]

Orion Technologies, Inc.

By:             /s/
         ---------------------------
         Edgar L. Quinto
         President

By:             /s/
         ---------------------------
         Gordon Ellis
         Secretary


REPUBLIC OF THE PHILIPPINES  )
MAKATI CITY                  ) S.S.

         SUBSCRIBED AND SWORN to before me this 5th day of September 1997, affiant exhibiting to me his Passport No. VN200269 issued on 28 February 1995 at Vancouver, Canada.

                                                            /s/
                                           -------------------------------------
                                            Notary Public


PROVINCE OF                 )
BRITISH COLUMBIA            ) S.S.

         On September 5, 1997, personally appeared me, Notary Public, for the jurisdiction aforesaid, Gordon Ellis, as Secretary of Orion Technologies, Inc., who is acknowledge that he executed the above instrument.


                                                            /s/
                                           -------------------------------------
                                            Notary Public

[Notary Seal]

                            ORION TECHNOLOGIES, INC.
            CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF THE
                     SERIES B PREFERRED STOCK SPECIAL SHARE


         Orion Technologies, Inc., a Nevada corporation (the "Corporation"), submits the following Certificate of Designation in accordance with Section
78.1955 of the Nevada Revised Statutes.

         The undersigned certifies that pursuant to the authority conferred upon the Board of Directors by the Corporation's Articles of Incorporation, the Board of Directors has duly adopted resolutions providing for the establishment of a series of preferred stock consisting of one share, without par value, and designated as the "Series B Preferred Stock Special Share" (the "Special Share"), which resolutions are set forth below in their entirety:

         NOW, THEREFORE, IT IS RESOLVED, that the Corporation's Board of Directors approves the designation of a series of preferred shares of the Corporation consisting of one share, without par value, to be designated as the "Series B Preferred Stock Special Share." The rights, powers, privileges, preferences, designations, qualifications, limitations, restrictions and conditions attaching to the Series B Preferred Stock Special Share will be as set forth in the attached Schedule A which is incorporated herein and made a part hereof by this reference.

         FURTHER, RESOLVED, that the President and the Secretary of the Corporation, are each authorized and directed, in the name and on behalf of the Corporation, to execute, acknowledge, file and record with the appropriate officials at the office of the Secretary of State of the State of Nevada, a certificate of designation setting forth a copy of these resolutions and such additional information as required by Section 78.1955 of the Nevada Revised Statutes.

         FURTHER, RESOLVED, that the proper officers of the Corporation are authorized and directed to take all such other actions and to execute, deliver and file all such further documents, certificates, notices or instruments as may be required or as such officers may deem necessary or appropriate in furtherance of or in connection with the foregoing resolutions and to effectuate fully the purposes and intents thereof.




            [Signatures on following page - may be in counterparts.]

Signed on May 15, 1998.

Orion Technologies, Inc.

By:             /s/
         ---------------------------
         James McComas
         Vice President

By:             /s/
         ---------------------------
         A. Frans Heideman
         Secretary

STATE OF MARYLAND   )
                    )  SS.:
CITY OF BALTIMORE   )

         On May ___, 1998, personally appeared before me, a Notary Public, for the jurisdiction aforesaid, James McComas, Vice President of Orion Technologies, Inc., who acknowledged that he executed the above instrument.


                                                            /s/
                                           -------------------------------------
                                                        Notary Public

[Notarial Seal]


STATE OF District   )
                    )  SS.:
COUNTY OF Columbia  )

         On May 15, 1998, personally appeared before me, a Notary Public, for the jurisdiction aforesaid, A. Frans Heideman, Secretary of Orion Technologies, Inc., who acknowledged that he executed the above instrument.


                                                            /s/
                                           -------------------------------------
                                                        Notary Public

[Notarial Seal]

                                   SCHEDULE A

                            ORION TECHNOLOGIES, INC.
         RIGHTS, POWERS, PRIVILEGES, RESTRICTIONS AND CONDITIONS OF THE
                     SERIES B PREFERRED STOCK SPECIAL SHARE

         The rights, powers, privileges, preferences, designations, qualifications, limitations, restrictions and conditions attaching to the Series B Preferred Stock Special Share (the "Special Share") of Orion Technologies, Inc., a Nevada corporation (the "Corporation"), are as follows:

         A. Issuance. In consideration of certain financings (the "Loan") being provided by First Capital Invest Corp, BVI, a British Virgin Islands corporation ("FCIC") to the Corporation, and as additional security for the Loan, the Corporation will issue the Special Share to FCIC, or its designee or nominee, on the date that the Loan and Financing Agreement between the Corporation and FCIC (the "Loan Agreement") is fully executed and delivered.

         B. Voting Rights.

                  (i) The affirmative vote of the Special Share will be required for the Corporation to merge or consolidate with any other entity or to pledge, sell or otherwise transfer all, substantially all or a material portion of its assets.

                  (ii) The affirmative vote of the Special Share will be required for the Corporation to file a petition in bankruptcy with respect to itself or otherwise seek for itself the protections afforded by the bankruptcy laws of the United States or any state insolvency laws or the insolvency laws or any other jurisdiction. Any attempt by the Corporation to file for bankruptcy or seek bankruptcy or insolvency protection without the affirmative vote of the Special Share will be null and void.

                  (iii) The affirmative vote of the Special Share will be required for the Corporation to dissolve or liquidate itself or any of its subsidiaries. Any attempt by the Corporation to dissolve or liquidate itself or any or its subsidiaries without the affirmative vote of the Special Share will be null and void.

Except as stated in this section, the holder of the Special Share is not entitled to receive notice of or to vote on any matter that is the subject of a vote of the stockholders of the Corporation, except as otherwise required by the Act or by subsection (g) below.

         C. Dividends and Distributions. The Special Share is not entitled to receive dividends or other distributions.

         D. Liquidation, Dissolution or Winding Up. Upon the liquidation, dissolution or winding up of the Corporation, the Special Share is not entitled to any preference or distribution of assets of the Corporation available for distribution to the stockholders.

         E. Cancellation. The Special Share is subject to cancellation, without further action by the Corporation, upon repayment in full of the Note (as defined in the Loan Agreement). The cancellation date will be the date on which FCIC has received full and indefeasible payment of all amounts owing to it under the Note. Upon FCIC's receipt of such amounts from the Corporation, FCIC will cause the holder of the Special Share to deliver the certificate representing the Special Share to the Corporation for cancellation and the Corporation may amend its Certificate of Incorporation to eliminate the Special Share designation without the affirmative vote of the Special Share.

         F. Preemptive Rights. The holder of the Special Share will not have any preemptive right to subscribe for or purchase any shares of stock or any other securities that may be issued by the Corporation by virtue of its holding the Special Share.

         G. Variation of Rights. Except for any cancellation of the Special Share pursuant to subsection (e) above, any amendment to the Certificate of Incorporation of the Corporation (including any certificates of designation pursuant to a resolution of the Board of Directors) to delete or vary the rights, powers, privileges, preferences, designations, qualifications, limitations, restrictions or conditions attaching to the Special Share must be approved by the affirmative vote of the Special Share.

         H. Transferability. The Special Share may not be transferred to any person other than, upon receipt of written notice to the Corporation, an affiliate of FCIC who assumes the obligations of FCIC under the Loan Agreement or another party who is approved by the Corporation in its sole discretion.

         I. Exclusion of Other Rights. Except as may otherwise be required by law and for the equitable rights and remedies that may otherwise be available to the holder of the Special Share, the Special Share will not have any rights, powers, privileges, preferences, designations, qualifications, limitations, restrictions or conditions other than as specifically set forth above in this Certificate of Amendment to the Certificate of Incorporation of the Corporation, as the same may be amended and/or restated from time to time.

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